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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-31249, 333-81503, 333-58743, 333-62939 and 333-30754 and
Forms S-8 No. 33-38304, 33-52228, 33-52226, 33-68076, 33-81284, 33-79496,
333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675,
333-90671, 333-90673, 333-87971and 333-12903) of Staples, Inc. and in the
related Prospectus of our reports dated March 3, 2000, with respect to the consolidated financial statements of Staples, Inc. and combined financial statements of Staples Retail and Delivery and Staples.com included in this Annual Report (Form 10-K) for the year ended January 29, 2000.

                                                 /S/ ERNST & YOUNG LLP
                                                 ------------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
March 6, 2000